UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, the Board of Directors of WCI Communities, Inc. (the “Company”) appointed John J. Ferry III  to the position of Vice President and Chief Accounting Officer of the Company.

Mr. Ferry, age 46, joined a predecessor of the Company in December 1995 as Assistant Corporate Controller and was promoted to Corporate Controller in 1997.  Mr. Ferry was elected to Vice President of Finance of the Company in 2000 and served in that role until September 2009. From September 2009 until March 2013, Mr. Ferry oversaw the Company’s asset sale activities and in March 2013 he assumed responsibility for accounting matters for the Company.  Prior to joining the Company, Mr. Ferry served as an auditor at Coopers & Lybrand LLP.  Mr. Ferry received his B.S. in Accounting from The University of Florida and is a licensed Certified Public Accountant in the State of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien Hastings
Vivien Hastings
Senior Vice President, Secretary and General Counsel

Dated: February 4, 2014